Exhibit 2

EXECUTION VERSION

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made as of March 28, 2023, between Battalion Oil Corporation (formerly known as Halcón Resources Corporation), a Delaware corporation (the “Company”), and each of the parties identified on the signatures pages hereto.

RECITALS

WHEREAS, the Company and the Investors previously entered into that certain Registration Rights Agreement (the “Agreement”), dated as of October 8, 2019;

WHEREAS, the Parties to the Agreement desire to further amend the Agreement as set forth in this Amendment;

WHEREAS, pursuant to Section 10 of the Agreement, any provision of the Agreement may be amended only by a written instrument signed by the Company and the Required Holders;

WHEREAS, the parties identified on the signature pages hereto represent the Required Holders; and

WHEREAS, capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

1.	The definitions of “Business Day”, “Eligible Market” and “Registrable Securities” in Section 1 of the Agreement is hereby amended and restated in their entirety to read as follows:

“Business Day” means any day other than Saturday, Sunday or any other day on which either commercial banks in the City of New York are authorized or required by Law to remain closed or the NYSE American, LLC is not open for a full business day.

“Eligible Market” means The New York Stock Exchange, The NYSE American, LLC, The NASDAQ Global Select, or The NASDAQ Global Market.

“Registrable Securities” means (i) any shares of Common Stock, whether now owned or hereafter acquired by the Investors (including shares of Common Stock issued pursuant to the Plan), (ii) the shares of Common Stock issued or issuable upon conversion or redemption of the Series A Preferred Stock now owned or hereafter acquired by the Investors in accordance with the terms of the Certificate of Designations and (iii) any shares of capital stock of the Company issued or issuable with respect to the Common Stock described in clause (i) and (ii), as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise; provided, that any Registrable Securities beneficially owned by an Investor shall cease to be Registrable Securities to the extent such securities may be sold pursuant to Rule 144 (or any similar provisions in force) without volume or manner of sale limitations.

2.	Section 1 of the Agreement is hereby amended to add the following definitions:

“Certificate of Designations” means the certificate of designations setting forth the terms of the Series A Preferred Stock.

“Series A Preferred Stock” means the Series A Redeemable Convertible Preferred Stock of the Company and having the rights and obligations specified in the Certificate of Designations.

3.	Section 2(a) of the Agreement is hereby amended to insert “New Registration Statement or a” before the words “post-effective amendment” in the final sentence thereof.

4.	Section 2(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Legal Counsel.  Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Vinson & Elkins L.L.P. or such other counsel as thereafter designated by the Required Holders.  The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement. For the avoidance of doubt, the Company shall be entitled to select separate legal counsel to represent the Company in connection with fulfilling its obligations under this Agreement.”

5.	Section 2(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(d)      Termination of Exchange Act Registration.  Notwithstanding anything to the contrary in this Agreement, if the Company expects that it may suspend or terminate its reporting obligations under Section 12(b), 12(g) and 15(d) of the Exchange Act, as applicable, and determines that withdrawing the Registration Statements is necessary or appropriate in anticipation of such suspension or termination, the Company and the Investors shall not be required to comply with their respective obligations under this Agreement and, for the avoidance of doubt, the Company shall not be required to file or maintain the effectiveness of any Registration Statements filed under this Agreement or perform any Registration Actions (as defined below) and may withdraw any such Registration Statements in accordance with SEC Guidance; provided, that, in such event, the Company shall thereupon use its commercially reasonable best efforts to enter into a New Registration Rights Agreement with the Investors holding Registrable Securities at such time; provided further, that if the Company ultimately determines not to suspend or terminate such reporting obligations, it will, promptly upon request of any holder of any Registrable Securities, prepare and file a Registration Statement hereunder.”

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6.	Section 2(e)(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)      In an Underwritten Offering, if the lead managing underwriter advises the Company and the Underwritten Offering Requesting Holder that, in its view, the number of Registrable Securities and other securities requested to be included in such Underwritten Offering (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the number of Registrable Securities and other securities that may be sold without having a material and adverse effect on such Underwritten Offering (the “Maximum Offering Size”), the Company shall include in such Underwritten Offering the following securities, in the priority listed below, up to the Maximum Offering Size:

(A)      first, Shelf Registered Securities that are requested to be included in such Underwritten Offering by the Underwritten Offering Requesting Holder(s) and Investors other than the Underwritten Offering Requesting Holder(s), pro rata based on the number of Shelf Registered Securities proposed to be included by each; and

(B)      thereafter, all securities that are registered on the applicable Registration Statement and are requested to be included in such Underwritten Offering by the Company (including securities to be included pursuant to other applicable registration rights agreements or provisions).”

7.	Section 11(d) of the Agreement is hereby amended to replace the copy address for the Investors with the following:

“Vinson & Elkins L.L.P.
Texas Tower
845 Texas Avenue
Suite 4700
Houston, Texas 77002
Attention: Crosby W. Scofield; E. Ramey Layne
E-mail address: cscofield@velaw.com; rlayne@velaw.com”

8.	Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with the provisions thereof.

9.
After giving effect to this Amendment, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Agreement shall refer to the Agreement, as amended by this Amendment, and each reference in the Seller Disclosure Schedules to the Agreement to the “Agreement” shall refer to the Agreement as amended by this Amendment.

10.	Section 11 of the Agreement shall apply to this Amendment, mutatis mutandis.

11.
This Amendment may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original and each of which shall constitute one and the same instrument.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first written above.

COMPANY:

BATTALION OIL CORPORATION

By:	/s/ Richard H. Little
Name:	Richard H. Little
Title:	Chief Executive Officer

INVESTORS:

LUMINUS ENERGY PARTNERS MASTER FUND, LTD.

By:	/s/ Jonathan Barrett
Name:	Jonathan Barrett
Title:	President

OAKTREE OPPORTUNITIES FUND X HOLDINGS (DELAWARE), L.P.

By: Oaktree Fund GP, LLC, its General Partner

By: Oaktree Fund GP I, L.P., its Managing Member

By:	/s/ Allen Li
Name:	Allen Li
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

OAKTREE OPPS XB HOLDCO LTD.

By: Oaktree Capital Management, L.P., its Director

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Managing Director

By:	/s/ Allen Li
Name:	Allen Li
Title:	Senior Vice President

Signature Page to
First Amendment to Registration Rights Agreement

OAKTREE OPPORTUNITIES FUND XB HOLDINGS (DELAWARE), L.P.

By: Oaktree Fund GP, LLC, its General Partner

By: Oaktree Fund GP I, L.P., its Managing Member

By:	/s/ Allen Li
Name:	Allen Li
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

OAKTREE VALUE OPPORTUNITIES FUND HOLDINGS, L.P.

By: Oaktree Value Opportunities Fund GP, L.P., its General Partner

By: Oaktree Value Opportunities Fund GP, Ltd., its General Partner

By: Oaktree Capital Management, L.P., its Director

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Managing Director

By:	/s/ Allen Li
Name:	Allen Li
Title:	Senior Vice President

GEN IV INVESTMENT OPPORTUNITIES, LLC

By:	/s/ Jeff Wade
Name:	Jeff Wade
Title:	Chief Compliance Officer

Signature Page to
First Amendment to Registration Rights Agreement